UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 6, 2024

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 S. Mill Ave, Suite 1600	Tempe	Arizona	85281
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual Meeting of Stockholders of GoDaddy Inc. (the “Company”) held on June 6, 2024 (the “Annual Meeting”), the Company’s stockholders approved the adoption of the GoDaddy Inc. 2024 Omnibus Incentive Plan (the “Omnibus Plan”) and the GoDaddy Inc. 2024 Employee Stock Purchase Plan (the “ESPP”). The Board of Directors of the Company had previously approved the Omnibus Plan and the ESPP, each subject to stockholder approval at the Annual Meeting.
The principal features of the Omnibus Plan and the ESPP are described in detail under “Proposal 4 – Approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan” and “Proposal 5 – Approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan,” respectively, of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on April 25, 2024 (the “Proxy Statement”). The foregoing descriptions are qualified in their entirety by reference to the Omnibus Plan and ESPP, copies of which are included in the Proxy Statement as Appendix B and Appendix C, respectively, and attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 5.07    Submission of Matters to a Vote of Security Holders
As described above, the Company held its Annual Meeting on June 6, 2024.
For more information about the five proposals that were voted on at the Annual Meeting, see the Company’s Proxy Statement.
The voting results for each of the proposals are as follows:
1.    Election of three Class II and Class III directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation, death or removal
Each director nominee was duly elected to serve until the 2025 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier resignation, death or removal. The results of such vote were as follows:
Class II Directors

Nominee	For	Against	Abstain	Broker Non-votes
Mark Garrett	120,140,300	2,600,270	41,866	6,480,629
Srinivas Tallapragada	121,418,311	1,319,882	44,243	6,480,629
Sigal Zarmi	122,230,329	510,350	41,757	6,480,629
Class III Directors

Nominee	For	Against	Abstain	Broker Non-votes
Herald Chen	121,927,987	810,193	44,256	6,480,629
Brian Sharples	118,642,290	4,098,329	41,817	6,480,629
Leah Sweet	120,193,323	2,549,200	39,913	6,480,629
2.    Advisory, non-binding vote to approve named executive officer compensation
The stockholders approved the advisory, non-binding proposal to approve the compensation of the Company’s named executive officers. The results of such vote were as follows:

For	Against	Abstain	Broker Non-votes
116,624,824	4,657,177	1,500,435	6,480,629

3.    Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The results of such vote were as follows:

For	Against	Abstain
125,564,074	3,593,613	105,378
4.     Approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan
The stockholders approved the GoDaddy Inc. 2024 Omnibus Incentive Plan. The results of such vote were as follows:

For	Against	Abstain	Broker Non-votes
116,598,506	4,722,931	1,460,999	6,480,629
5.     Approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan
The stockholders approved the GoDaddy Inc. 2024 Employee Stock Purchase Plan. The results of such vote were as follows:

For	Against	Abstain	Broker Non-votes
121,209,611	116,125	1,456,700	6,480,629
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1+	GoDaddy Inc. 2024 Omnibus Incentive Plan
10.2+	GoDaddy Inc. 2024 Employee Stock Purchase Plan
104+	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	June 7, 2024	/s/ Jared Sine
Jared Sine
Chief Strategy and Legal Officer